                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 21, 1996



                         COMMERCIAL FEDERAL CORPORATION
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             (Exact name of registrant as specified in its charter)


        Nebraska                      1-11515                  47-0658852
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(State or other jurisdiction        (Commission             (I.R.S. Employer
       of incorporation)            File Number)           Identification No.)


2120 South 72nd Street, Omaha, Nebraska                            68124
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(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (402) 554-9200
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ITEM 5.  OTHER EVENTS.

     On August 21, 1996, the Registrant consummated the repurchase of 1,250,100 shares of its common stock, $0.01 par value (the "Common Stock"), from CAI Corporation ("CAI"), a Dallas-based investment company, for an aggregate purchase price of $48.9 million, consisting of cash consideration of $28.2 million and surrender of a warrant (valued at $20.7 million) which would have enabled the Registrant to purchase 99 shares of non-voting common stock of CAI. The repurchased shares represented 8.3% of the outstanding shares of the Common Stock prior to the repurchase. After repurchase, a total of 13,844,036 shares of Common Stock remain issued and outstanding as of August 21, 1996. The cash portion of the repurchase was financed by a loan from a financial institution secured by 1,403,200 shares or 15.6% of the outstanding common stock of Commercial Federal Bank, a Federal Savings Bank (the "Bank"), a wholly owned subsidiary of the Registrant. As consideration, the Registrant also reimbursed CAI for certain expenses incurred in connection with its ownership of the shares and paid CAI cash in lieu of the pro rata portion of any dividend CAI otherwise would have received for the current quarter ended September 30, 1996.

     Concurrent with the close of the repurchase, two directors of the Registrant, Robin R. Glackin and Steven M. Ellis, who also serve as executive officers of CAI, resigned from the Registrant's Board of Directors. In addition, CAI and each of its shareholders agreed that, for a period of 60 months, they will not (i) directly or indirectly acquire, agree to acquire or make any proposal to acquire, any securities of the Registrant or any of its subsidiaries, any warrant or option to acquire any such securities, or any security convertible into or exchangeable for any such securities, (ii) seek or propose any merger or business combination or similar transaction involving the Registrant or any of its subsidiaries, (iii) make or participate in any proxy solicitation with respect to any securities of the Registrant or its subsidiaries, (iv) form or participate in any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any securities of the Registrant or its subsidiaries, (v) otherwise seek to control or influence the management or Board of Directors of the Registrant or any of its subsidiaries, or (vi) have any discussions with any party regarding any of the foregoing. CAI and the Registrant have each agreed to waive and release all claims against the other and the Registrant has agreed to indemnify CAI and its directors, officers and affiliates against certain derivative claims.

     For additional information regarding the repurchase, please see the Registrant's press release dated August 21, 1996 which is attached hereto as
Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          Exhibit 99.1    Press Release Dated August 21, 1996
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMMERCIAL FEDERAL CORPORATION


                                    By: /s/ James A. Laphen
                                        ---------------------------------------
                                        James A. Laphen, President and Chief
                                        Operating Officer (Duly Authorized
                                        and Chief Financial Officer and
                                        Principal Financial Office)

Date: August 26, 1996